UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, FreightCar America, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Malcolm F. Moore to the Company’s Board as a Class I director, effective March 5, 2015, increasing the total number of directors on the Board to eight. Mr. Moore is currently expected to serve on the compensation committee and the nominating and corporate governance committee of the Board. Mr. Moore will serve on the Board until the Company’s 2015 annual meeting of stockholders or until his successor shall be duly elected and qualified upon his earlier resignation, death or removal.

The Board determined that Mr. Moore is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and NASDAQ’s listing standards.

Since June 2013, Mr. Moore has served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the boards of directors of Twin Disc, Incorporated, a manufacturer and distributor of power transmission equipment for marine, transportation and industrial equipment, and AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment.

Mr. Moore will receive compensation in accordance with the Company’s non-executive director compensation policy, including: an annual retainer of $40,000, payable quarterly in arrears; and $1,000 for committee meeting attendance. In addition, upon his appointment, Mr. Moore was granted 318 shares of restricted stock of the Company in accordance with the terms of the Company’s 2005 Long Term Incentive Plan, which shares will vest on the earlier of (i) May 14, 2015 or (ii) the last trading day before the date of the Company’s 2015 annual meeting of stockholders.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of FreightCar America, Inc. dated March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: March 9, 2015	By:	/s/ Kathleen M. Boege
	Name:	Kathleen M. Boege
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of FreightCar America, Inc. dated March 9, 2015.